QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement on Form S-11 of DiamondRock Hospitality Company for the registration of 3,220,000 shares of its common stock in to the use of our report dated November 11, 2005, with respect to the financial statements of Orlando Airport Marriott Hotel included in the Registration Statement on Form S-11 (File No. 333-132266) and related Prospectus of DiamondRock Hospitality Company.

/s/ Ernst & Young, LLP

Chicago, Illinois
March 29, 2006

QuickLinks

Consent of Independent Registered Public Accounting Firm